EXHIBIT 3.1.2
                                                                F I L E D
                                                               OCT  12 1988
                                                               JANE BURGIO
                                                            Secretary of State
                                                                 0491842

                           CERTIFICATE OF AMENDMENT TO

                        THE CERTIFICATE OF INCORPORATION

                                       OF

                           TRANS-ATLANTIC VIDEO, INC.


To:      THE SECRETARY OF STATE             FEDERAL EMPLOYER
         STATE OF NEW JERSEY                IDENTIFICATION NO. 22-2748019

        Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3),

Corporations, General, of the New Jersey statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of

Incorporation:

     1. The name of the corporation is TRANS-ATLANT1C VIDEO, INC.

     2. The following amendments to the Certificate of Incorporation was approved by the Board  of directors and thereafter duly adopted by the shareholders of the corporation on the 28th day of September 1988:

          RESOLVED, Article 4 of the Certificate of Incorporation of the corporation be amended to read in its entirety as follows:

                  "4. The aggregate number shares which the corporation shall have authority to issue is Eleven Million (11,000,000) shares consisting of Ten Million (10,000,000) shares of common stock, with no par value, and One Million (1,000,000) shares of preferred stock, with no par value.


          The Board of Directors is hereby authorized to issue the preferred stock in series, and to fix and determine the voting powers, designate preferences, rights, qualifications and other terms of the preferred stock pursuant to Section 14A:7-2 of the New Jersey Business Corporation Act."



                                   0100293639

          RESOLVED, that a new Article 7 shall be added to the Certificate of Incorporation or the corporation to read in its entirety as follows:

               "7. To the fullest extent permitted by Section 14A:2-7(3) of the Now Jersey Business Corporation Act as now in affect or hereafter amended, no director shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders."

          RESOLVED that a new Article 8 shall be added to the Certificate of Incorporation of the corporation to read in its entirety as follows:

               "8. To the fullest extent permitted by the New Jersey Business Corporation Act as now in effect or hereafter amended, no officer shall be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders, except no officer shall be relieved from liability for any breach of duty based on an act or omission (a) in breach or such person's duty of loyalty to the corporation or its shareholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit."

     3. The number of shares outstanding at the time of the adoption of the amendment was 2,500. The total number or shares entitled to vote thereon was

2,500.

     4. The number of shares voting for and against such amendments is as follows:

       Number of Shares                          Number of Shares
     Voting for Amendments                   Voting Against Amendments
     ---------------------                   -------------------------
            2,500                                        0



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


     5. Upon effectiveness of this amendment, each share of the corporation's common stock, no par value, issued and outstanding immediately prior thereto,

shall ipso facto and without any action on behalf of the holders of such shares
      ---- -----
shall be changed and reclassified into 1,200 shares of common stock, no par value.

     Dated this 11th day of October, 1988.
                -----
                                            TRANS-ATLANTIC VIDEO, INC.


                                            By /s/ Jeffrey I. Schillen
                                               -------------------------
                                               JEFFREY I. SCHILLEN, President
                                                       0100293639





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